Exhibit 10.27

FORM OF

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT, dated as of                           , 2010, by and between Global Aviation Holdings, Inc., a Delaware corporation (the “Company”), and                        (the “Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, the Indemnitee is a director and/or officer of the Company;

WHEREAS, both the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of companies in today’s environment;

WHEREAS, the Shareholders of the Corporation have adopted a Certificate of Incorporation (as amended, the “Certificate”) and the Board of Directors of the Corporation has adopted By-laws (the “By-laws”) which, taken together, provide for the indemnification of the directors and officers of the Corporation to the maximum extent authorized by Section 145 of the Delaware General Corporation Law, as amended;

WHEREAS, in accordance with the authorization provided by Delaware law, the Corporation has purchased and presently maintains a policy or policies of directors’ and officers’ liability insurance, covering certain liabilities which may be incurred by its directors and officers in the performance of their duties as such;

WHEREAS, the Board of Directors has determined that the inability of the Company to retain and attract as directors and officers the most capable persons would be detrimental to the interests of the Company and that the Company therefore should seek to assure such persons that indemnification and insurance coverage will be available in the future; and

WHEREAS, in recognition of the Indemnitee’s need for substantial protection against personal liability in order to enhance the Indemnitee’s continued service to the Company in an effective manner, and the Indemnitee’s reliance on the Certificate of Incorporation and By-laws, and in part to provide the Indemnitee with specific contractual assurance that the protection promised by such Certificate of Incorporation and By-laws will be available to the Indemnitee (regardless of, among other things, any amendment to or revocation of the applicable provisions of the Certificate of Incorporation and By-laws or any change in the composition of the Board of Directors or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to the Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of the Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, in consideration of the premises and of the Indemnitee continuing to serve the Company directly or, at its request, as an officer, director, manager, member, partner, tax matters partner, fiduciary or trustee of, or in any other capacity with, another Person (as defined below) or any employee benefit plan, and intending to be legally bound hereby, the parties hereto agree as follows:

1.             Certain Definitions.  In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement:

(a)                                  Affiliates:  means, in relation to a Person (a) such Person’s general partner, manager and investment manager and affiliates thereof; (b) any entity with the same general partner, manager or investment manager as such Person or a general partner, manager or investment manger affiliated with such general partner, manager or investment manager of such Person; and (c) any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person, the general partner of such Person, investment manager of such Person or an affiliate of such Person, general partner or investment manager.  The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

(b)                                 Agreement:  means this Indemnification Agreement, as amended from time to time hereafter.

(c)                                  Board of Directors:  means the board of directors of the Company.

(d)                                 Claim:  means any threatened, asserted, pending or completed civil, criminal, administrative, investigative or other action, suit or proceeding of any kind whatsoever, or any appeal of any kind thereof, or any inquiry or investigation, whether instituted by the Company or any governmental agency or any other party, that the Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism.

(e)                                  Fund Entities: means, as applicable, MatlinPatterson Global Opportunities Partners II L.P., MatlinPatterson Global Opportunities Partners (Cayman) II L.P. and any respective Affiliates thereof.

(f)                                    Indemnifiable Expenses:  means (i) all expenses and liabilities, including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company, and counsel fees and disbursements (including, without limitation, experts’ fees, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event, (ii) any liability pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any subsidiary of the Company, including, without limitation, any indebtedness which the Company or any subsidiary of the Company has assumed or taken subject to and (iii) any liabilities which an Indemnitee incurs as a result of acting on behalf of the Company (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the United States Internal Revenue Service, penalties assessed by the United States Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise).

(g)                                 Indemnifiable Event:  means any alleged act or omission, whether occurring before, on or after the date of this Agreement, arising from the performance of the Indemnitee’s duties or obligations to the Company or any of its subsidiaries, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which the Indemnitee may hereafter be made a party by reason of being or having been an officer, director, manager, member, partner, tax matters partner, fiduciary or trustee of, or having served in any other capacity with, another Person or any employee benefit plan at the request of the Company.

(h)                                 Jointly Indemnifiable Claim:  means any Claim for which the Indemnitee shall be entitled to indemnification from any Fund Entity and the Company pursuant to applicable law, any indemnification agreement or the certificate of incorporation, by-laws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Company and the Fund Entities.

(i)                                     Person:  means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

(j)                                     Independent Legal Counsel:  means an attorney or firm of attorneys, selected in accordance with the provisions of Paragraph 3 hereof, who is experienced in matters of corporate law and who shall not have otherwise performed services for the Company or Indemnitee or any other party to the Claim within the last five years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

2.             Basic Indemnification Arrangement; Advancement of Expenses.

(a)           In the event that the Indemnitee was, is or becomes subject to, a party to or witness or other participant in, or is threatened to be made subject to, a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify the Indemnitee, or cause such Indemnitee to be indemnified, to the fullest extent permitted by Delaware law in effect on the date hereof and as amended from time to time; provided, however, that no change in Delaware law shall have the effect of reducing the benefits available to the Indemnitee hereunder based on Delaware law as in effect on the date hereof or as such benefits may improve as a result of amendments after the date hereof. The rights of the Indemnitee provided in this Paragraph 2 shall include, without limitation, the rights set forth in the other sections of this Agreement. Payments of Indemnifiable Expenses shall be made as soon as practicable but in any event no later than thirty (30) days after written demand is presented to the Company, against any and all Indemnifiable Expenses.

(b)           If so requested by the Indemnitee, the Company shall advance, or cause to be advanced (within two (2) business days of such request), any and all Indemnifiable Expenses incurred by the Indemnitee (an “Expense Advance”).  The Company shall, in accordance with such request (but without duplication), either (i) pay, or cause to be paid, such Indemnifiable Expenses on behalf of the Indemnitee, or (ii) reimburse, or cause the reimbursement of, the Indemnitee for such Indemnifiable Expenses.  The Indemnitee’s right to an Expense Advance is absolute and shall not be subject to any prior determination by the Independent Legal Counsel that the Indemnitee has satisfied any applicable standard of conduct for indemnification.  However, the obligation of the Company to make an Expense Advance pursuant to this Paragraph 2(b) shall be subject to the condition that, if, when and to the extent that a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Indemnitee is not entitled to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by the Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (it being understood and agreed that the foregoing agreement by the Indemnitee shall be deemed to satisfy any requirement that the Indemnitee provide the Company with an undertaking to repay any Expense Advance if it is ultimately determined that the Indemnitee is not entitled to indemnification under applicable law).  The Indemnitee’s undertaking to repay such Expense Advances shall be unsecured and interest-free.

(c)           Notwithstanding anything in this Agreement to the contrary, the Indemnitee shall not be entitled to indemnification or advancement of Indemnifiable Expenses pursuant to this Agreement in connection with any Claim initiated by the Indemnitee unless (i) the Company has joined in or the Company’s Board of Directors has authorized or consented to the initiation of such Claim or (ii) the Claim is one to enforce the Indemnitee’s rights under this Agreement (including an action pursued by the Indemnitee to secure a determination that the Indemnitee should be indemnified under applicable law); provided that the foregoing shall not limit the Indemnitee’s rights to indemnification hereunder in connection with the defense of any counterclaims brought against Indemnitee in a Claim initiated by the Indemnitee; provided further that for purposes of this Agreement, bona fide counterclaims, impleadings or other responsive or defense actions by the Indemnitee shall not be deemed Claims initiated by the Indemnitee.

(d)           The indemnification obligations of the Company under Paragraph 2(a) shall be subject to the condition that the Independent Legal Counsel shall not have determined in a written opinion within thirty (30) days after written demand for indemnification is made to the Company that the indemnification of the Indemnitee is not proper in the circumstances because the Indemnitee is not entitled to be indemnified under applicable law.  If an opinion is issued confirming that the Indemnitee is entitled to be indemnified under applicable law or no such written opinion is provided to the Company within such thirty (30) day period, the Indemnitee shall be indemnified by the Company against all Indemnifiable Expenses actually and reasonably incurred in connection with any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice of any such Claims.  If the Independent Legal Counsel determines in a written opinion within the thirty (30) days after written demand is made to the Company that the Indemnitee is not entitled to be indemnified in whole or in part under applicable law, the Indemnitee shall have the right to commence litigation in any federal or state court located in either (a) the State of Delaware or (b) New York County having subject matter jurisdiction thereof and in which venue is proper, seeking an initial determination by the court or challenging any such determination by the Independent Legal Counsel or any aspect thereof, including the legal or factual bases therefore, and the Company hereby consents to service of process and to appear in any such proceeding. If the Indemnitee commences legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee should be indemnified under applicable law, any determination made by the Independent Legal Counsel that the Indemnitee is not entitled to be indemnified under applicable law shall not be binding, the Indemnitee shall continue to be entitled to receive Expense Advances, and the Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Indemnitee is not entitled to be so indemnified under applicable law.  Any determination by the Independent Legal Counsel otherwise shall be conclusive and binding on the Company and the Indemnitee.

(e)           To the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, or if indemnification is otherwise ordered by a court, the Indemnitee shall be indemnified by the Company against all Indemnifiable Expenses actually and reasonably incurred in connection therewith, notwithstanding an earlier determination by the Independent Legal Counsel that the Indemnitee is not entitled to indemnification under applicable law.

3.             Independent Legal Counsel.  The Company agrees that with respect to the determination of whether the Indemnitee has a right to indemnity payments and Expense Advances under this Agreement or any Certificate of Incorporation or By-law provision now or hereafter in effect, the Company shall seek the opinion of Independent Legal Counsel selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably delayed, conditioned or withheld).  Such counsel, among other things, shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law within the time frame set forth in Section 2(d) above.  The Company agrees to pay the reasonable fees of the Independent Legal Counsel and to fully indemnify such counsel against any and all expenses (including attorneys’

fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

4.             Indemnification for Additional Expenses.  The Company shall indemnify, or cause the indemnification of, the Indemnitee against any and all Indemnifiable Expenses and, if requested by the Indemnitee, shall advance such Indemnifiable Expenses to the Indemnitee subject to and in accordance with Paragraph 2(b) and (d) hereof, which are incurred by or on behalf of the Indemnitee in connection with any action brought by the Indemnitee for (i) indemnification or an Expense Advance by the Company under this Agreement or Certificate of Incorporation or By-law provision now or hereafter in effect and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance or insurance recovery, as the case may be; provided that the Indemnitee shall be required to reimburse such Indemnifiable Expenses in the event that it is finally determined that such action brought by the Indemnitee was frivolous or in bad faith.

5.             Partial Indemnity, Etc.  If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Indemnifiable Expenses in respect of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

6.             Burden of Proof.  In connection with any determination by the Independent Legal Counsel, any court or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the Independent Legal Counsel or court shall presume that the Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company or its representative to establish, by clear and convincing evidence, that the Indemnitee is not so entitled.

7.             Reliance as Safe Harbor.  The Indemnitee shall be entitled to indemnification for any action or omission to act undertaken (a) in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to the Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board of Directors, or by any other Person as to matters the Indemnitee reasonably believes are within such other Person’s professional or expert competence, or (b) on behalf of the Company in furtherance of the interests of the Company in good faith in reliance upon, and in accordance with, the advice of legal counsel or accountants, provided such legal counsel or accountants were selected with reasonable care by or on behalf of the Company.  In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to the Indemnitee for purposes of determining the right to indemnity hereunder.

8.             No Other Presumptions.  For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.  In addition, neither the failure of the Independent Legal Counsel to have made a determination as to whether the Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Independent Legal Counsel that the Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by the Indemnitee to secure a judicial determination that the Indemnitee should be indemnified under applicable law shall be a defense to the Indemnitee’s claim or create a presumption that the Indemnitee has not met any particular standard of conduct or did not have any particular belief.

9.             Nonexclusivity, Etc.  The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Company’s Certificate of Incorporation and By-laws, the laws of the State of Delaware, or otherwise.  To the extent that a change in Delaware law or the interpretation thereof (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s Certificate of Incorporation or By-laws or this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

10.           Liability Insurance.  To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for the Company’s directors or officers.

11.           Period of Limitations.  No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against the Indemnitee, the Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

12.           Amendments, Etc.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.  In the event the Company or any of its subsidiaries enters into an indemnification agreement with another director, officer, agent, fiduciary or manager of the Company or any of its subsidiaries containing a term or terms more favorable to the indemnitee than the terms contained herein (as determined by the Indemnitee), the Indemnitee shall be afforded the benefit of such more favorable term or terms and such more favorable term or terms shall be deemed incorporated by reference herein as if set forth in full herein.  As promptly as practicable following the execution by the Company or the relevant subsidiary of each indemnity agreement with any such other director, officer or manager (i) the Company shall send a copy of the indemnity agreement to the Indemnitee, and (ii) if requested by the Indemnitee, the Company shall prepare, execute and deliver to the Indemnitee an amendment to this Agreement containing such more favorable term or terms.

13.           Jointly Indemnifiable Claims.  Given that certain Jointly Indemnifiable Claims may arise due to the relationship between the Fund Entities and the Company and the service of the Indemnitee as a director and/or officer of the Company at the request of the Fund Entities, the Company acknowledges and agrees that the Company shall be fully responsible for the indemnification of the Indemnitee in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnitee may have from the Fund Entities or any of their respective Affiliates.  Under no circumstance shall the Company be entitled to any right of contribution by the Fund Entities or any of their Affiliates and no right of recovery the Indemnitee may have from the Fund Entities or any of their respective Affiliates shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company hereunder.  In the event that a Fund Entity or any of its respective Affiliates shall make any payment to the Indemnitee in respect of indemnification or advancement with respect to any Jointly Indemnifiable Claim, the Fund Entity or Affiliate making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against the Company, who shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable such Fund Entity effectively to bring suit to enforce such rights.  Each of the Fund Entities and its respective Affiliates shall be third-party beneficiaries with respect to this Paragraph 13, entitled to enforce this Paragraph 13 against the Company as though each such Fund Entity or Affiliate were a party to this Agreement.

14.           No Duplication of Payments.  Subject to Paragraph 13 hereof, the Company shall not be liable under this Agreement to make any payment in connection with any Claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, any provision of the Company’s Certificate of Incorporation and By-laws, or otherwise) of the amounts otherwise indemnifiable hereunder.

15.           Defense of Claims.  The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event or to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee; provided that if the Indemnitee believes, after consultation with counsel selected by the Indemnitee, that (i) the use of counsel chosen by the Company to represent the Indemnitee would present such counsel with an actual or potential conflict of interest, (ii) the named parties in any such Claim (including any impleaded parties) include the Company or any subsidiary of the Company and the Indemnitee in good faith concludes that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company or any subsidiary of the Company or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then the Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Claim) at the Company’s expense.  The Company shall not be liable to the Indemnitee under this Agreement for any amounts paid in settlement of any Claim relating to an Indemnifiable Event effected without the Company’s prior written consent.  The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any Claim relating to an Indemnifiable Event in which the Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability on all claims that are the subject matter of such Claim and does not ascribe any wrongdoing to the Indemnitee.  Neither the Company nor the Indemnitee shall unreasonably withhold or delay its or his or her consent to any proposed settlement; provided that the Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of the Indemnitee or ascribes any wrongdoing to the Indemnitee.

16.           Binding Effect, Etc.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.  The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all or a substantial portion of the business and/or assets of the Company and/or its subsidiaries, by written agreement in form and substance satisfactory to the Indemnitee and his or her counsel, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.  This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as an officer and/or director of the Company or of any other entity or enterprise at the Company’s request.  Neither this Agreement nor any duties or responsibilities pursuant hereto may be assigned by the Company to any other person or entity without the prior written consent of the Indemnitee.

17.           Security.  To the extent requested by the Indemnitee, the Company shall at any time and from time to time provide security to the Indemnitee for the obligations of the Company hereunder through an irrevocable bank line of credit, funded trust or other collateral or by other means.  Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of such Indemnitee.

18.           Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to the terms of this Agreement.

19.           Specific Performance, Etc.  The parties recognize that if any provision of this Agreement is violated by the Company, the Indemnitee may be without an adequate remedy at law.  Accordingly, in the event of any such violation, the Indemnitee shall be entitled, if the Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as the Indemnitee may elect to pursue.

20.           Notices.   All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written document delivered in person or sent by telecopy, nationally recognized overnight courier or personal delivery, addressed to such party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such party to the other parties:

(a)                                  if to the Company, to:

Global Aviation Holdings, Inc.
101 World Drive
Peachtree City, Georgia 30269
Tel:         (770) 632-8000
Attention:              General Counsel

(b)                                 if to the Indemnitee, to the address set forth on Annex A hereto.

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a party as shall be specified by like notice).  Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.

21.           Counterparts.  This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

22.           Headings.  The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

23.           Conflicts.  To the extent any provisions of this Agreement are inconsistent or conflict with the indemnifications provisions under the Certificate of Incorporation and/or the By-laws, the provisions of this Agreement shall govern.

24.           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GLOBAL AVIATION HOLDINGS, INC.

By:
Name:
Title:

Annex A

Name and Business Address.

Attn:
Tel:
Fax: